UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by Hampton Roads Bankshares, Inc. (the “Company”) with the Securities and Exchange Commission on June 17, 2014 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Shareholders held on June 12, 2014 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the Company’s shareholders conducted a non-binding advisory vote regarding the frequency of shareholder approval of the compensation of named executive officers at the Annual Meeting. Among the options presented to shareholders (every year, every 2 years or every 3 years), the greatest number of votes were cast in favor of holding an advisory vote regarding the compensation of named executive officers every year. After considering the results of the shareholder advisory vote, the Company has determined that the frequency for which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for shareholder consideration shall be every year, until the next required vote on the frequency of such an advisory vote or the Company’s Board of Directors or authorized committee thereof otherwise determines that a different frequency for such advisory vote is in the best interest of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: October 16, 2014	/s/ Douglas J. Glenn
President and Chief Executive
Officer